                            PREMIERE RADIO NETWORKS, INC.

                                      EXHIBIT 11

                          COMPUTATION OF PER SHARE EARNINGS

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
                                                               Three Months Ended          Six Months Ended
                                                                    June 30,                   June 30,
                                                               ------------------          ----------------
                                                               1996         1995           1996       1995
                                                               ----         ----           ----       ----
PRIMARY EARNINGS PER SHARE:
Weighted average shares outstanding . . . . . . . . .       7,513,368     4,525,382      7,220,882  4,523,346
Net effect of dilutive stock options and warrants . .       2,099,531       287,814      2,049,035    253,005
                                                           ----------     ---------     ---------- ----------

Total . . . . . . . . . . . . . . . . . . . . . . . .       9,612,899     4,813,196      9,269,917  4,776,351
                                                           ----------     ---------     ---------- ----------

Net income. . . . . . . . . . . . . . . . . . . . . .      $1,106,397      $755,867     $1,771,977 $1,386,046
                                                           ----------     ---------     ---------- ----------

Per share amount. . . . . . . . . . . . . . . . . . .           $0.12         $0.16          $0.19      $0.29
                                                                 ----          ----           ----       ----

FULLY DILUTED EARNINGS PER SHARE:
Weighted average shares outstanding . . . . . . . . .       7,513,368     4,525,382      7,220,882  4,523,346
Net effect of dilutive stock options and warrants . .       2,063,650       397,751      2,063,441    397,598
                                                           ----------     ---------     ---------- ----------

Total . . . . . . . . . . . . . . . . . . . . . . . .       9,577,018     4,923,133      9,284,323  4,920,944
                                                           ----------     ---------     ---------- ----------

Net income. . . . . . . . . . . . . . . . . . . . . .      $1,106,397     $ 755,867     $1,771,977 $1,386,046
                                                           ----------     ---------     ---------- ----------


Per share amount. . . . . . . . . . . . . . . . . . .           $0.12         $0.15          $0.19      $0.28
                                                                 ----          ----           ----       ----
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